April 4, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

The firm of YSL & Associates LLC, was previously principal accountant for General Agriculture Corporation, (the “Company”), and reported on the financial statements of the Company for the year ended September 30, 2012 and 2013. We have read the Company’s statements included under Item 4.01 of its Form 8-K dated April 3, 2014, and agree with such statements as they pertain to our firm.

Very truly yours,

/s/ YSL & Associates LLC